 As filed with the U.S. Securities and Exchange Commission on March 22, 2023.

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

CARDIO DIAGNOSTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	87-0925574
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 North Aberdeen Street, Suite 900
Chicago, IL 60642
Telephone: (855) 226-9991
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cardio Diagnostics Holdings, Inc. 2022 Equity Incentive Plan

(Full Title of the Plan)

____________________________

Meeshanthini V. Dogan, Ph.D.
Chief Executive Officer
Cardio Diagnostics Holdings, Inc.
400 North Aberdeen Street, Suite 900
Chicago, IL 60642
Telephone: (855) 226-9991
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

P. Rupert Russell, Esq.
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
(415) 421-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Cardio Diagnostics Holdings, Inc. (the “Company” and the “Registrant”) for the purpose of registering 3,265,516 shares of the Company’s common stock, par value of $0.00001 per share, issuable under the Cardio Diagnostics Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”).

On October 25, 2022, pursuant to that certain Business Combination Agreement, dated as of May 27, 2022 as amended by Amendment No. 1 to the Agreement, dated September 15, 2022 (the “Business Combination Agreement”), by and among Mana Capital Acquisition Corp., a Delaware corporation (“Mana”), Mana Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Mana (“Merger Sub”), Cardio Diagnostics, Inc., a Delaware corporation (“Legacy Cardio”), and Meeshanthini Dogan, PhD, as the “Shareholders’ Representative,” Merger Sub merged with and into Legacy Cardio, with Legacy Cardio continuing as the surviving corporation, resulting in Legacy Cardio becoming a wholly-owned subsidiary of the Company. The Registrant’s Common Stock commenced trading on the Nasdaq Capital Market under the symbol “CDIO” on October 26, 2022.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Items 1 and 2 of this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) and will include the address and telephone number to which the request is to be directed.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Cardio Diagnostics Holdings, Inc., or its predecessor, Mana Capital Acquisition Corp., with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)                  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022, which Report contains Mana’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)                 the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the Commission on May 12, 2022, August 10, 2022 and November 7, 2022, respectively;

(c)                  the Registrant’s Current Reports on Form 8-K filed with the Commission on May 31, 2022, August 25, 2022, August 26, 2022, September 15, 2022, September 21, 2022, September 23, 2022, October 31, 2022, November 10, 2022 and March 13, 2023 (except in each case, for information furnished and not filed under Item 7.01 of Form 8-K); and

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(d)                 the description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 22, 2021, and any amendment or report filed for the purpose of further updating such description.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post- effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in the Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware, as amended (“DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

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Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation limits the liability of its directors to the fullest extent permitted by the DGCL providing that a director will not be personally liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty as a director to the extent so permitted. The amended and restated certificate of incorporation also provides that each current or former director, officer, employee or agent of the Registrant, or each such person who is or was serving or who had agreed to serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise will be indemnified by the Registrant to the full extent permitted by law, as the same exists or may in the future be amended. The Registrant’s bylaws provide that it will indemnify, and provide expense advancement to, its directors and officers to the fullest extent permitted by such law, subject to certain exceptions contained in the Registrant’s amended and restated bylaws.

Pursuant to Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The Registrant has approved and intends to enter into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify, and provide expense advancement and reimbursement to, each of its directors and such officers to the fullest extent permitted by law and its amended and restated certificate of incorporation and its bylaws, subject to certain exceptions contained in those agreements. Any claims for indemnification by the Registrant’s directors and officers may reduce the Registrant’s available funds to satisfy successful third-party claims against it and may reduce the amount of money available to the Registrant. The Registrant also maintains a general liability insurance policy, which will cover certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of Cardio Diagnostics Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on October 31, 2022)
3.2	Bylaws of Cardio Diagnostics Holdings Inc. (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on October 19, 2021)
5.1*	Opinion of Shartsis Friese LLP
23.1*	Consent of MaloneBailey LLP
23.2*	Consent of Prager Metis CPA’s LLC
23.3*	Consent of Shartsis Friese LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Cardio Diagnostics Holdings, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, filed with the Commission on October 31, 2022)
107*	Filing Fee Table

__________

* Filed herewith

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Item 9.	Undertakings.

1.       The undersigned Registrant hereby undertakes:

(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 22nd day of March, 2023.

CARDIO DIAGNOSTICS HOLDINGS, INC.

By:	/s/ Meeshanthini V. Dogan
Meeshanthini V. Dogan Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that of the undersigned constitutes and appoints Meeshanthini V. Dogan and Elisa Luqman, and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for her and in her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Meeshanthini V. Dogan Meeshanthini V. Dogan	Chief Executive Officer, Director (principal executive officer)	March 22, 2023

/s/ Elisa Luqman Elisa Luqman	Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2023

/s/ Warren Hosseinion	Director, Chair	March 22, 2023
Warren Hosseinion

/s/ James Intrater James Intrater	Director	March 22, 2023

/s/ Stanley M. Lau Stanley M. Lau	Director	March 22, 2023

/s/ Oded Levy Oded Levy	Director	March 22, 2023

/s/ Robert Philibert Robert Philibert	Director	March 22, 2023
/s/ Brandon Sim	Director	March 22, 2023
Brandon Sim

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